Exhibit 99.1

News Release

Mitel Signs Definitive Agreement to Divest Mobile Business

Announces intent to implement share buyback program

•	Refocuses on UCC market as digital transformation accelerates premise to cloud transition

•	Reduces gross leverage from 3.3x to 1.8x on a proforma basis and improves cash flow to drive shareholder value

•	Strengthens Mitel’s financial foundation for future expansion in the enterprise market

OTTAWA, ON, December 19, 2016 - Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in real-time business, cloud and mobile communications, today announced that it has entered into a definitive agreement to divest its mobile division to the parent company of Xura, Inc. for $350 million in cash, a $35 million non-interest bearing promissory note and an equity interest in Sierra Private Investments L.P., the limited partnership that will own both Xura and the mobile division. The cash portion of the purchase price is subject to adjustments for closing working capital and indebtedness.

Today’s announcement reflects a strategic decision made during Mitel’s recent annual business review to refocus the company exclusively on the Unified Communications and Collaboration (UCC) market as digital transformation accelerates demand for cloud-based business communications solutions globally.

“In a period of rapid change and massive technology transitions, scale and focus are key to driving growth and shareholder return. This transaction will allow Mitel to achieve these goals,” said Rich McBee, CEO of Mitel. “It also enables us to intensify our focus and capital in expanding our leadership position in the enterprise market as it prepares for large scale digital transformation of premise-based systems to the cloud. Employees and customers of the mobile division will benefit by being part of a large carrier-focused company with the size, scale and support infrastructure needed to truly compete for and drive the next wave of 4G/5G innovation.”

With respect to shareholder value, Mr. McBee commented, “Simultaneous with our decision to monetize the mobile business, we initiated an evaluation of how to drive value for shareholders. Following the completion of the sale of the mobile division, Mitel will be significantly de-levered, more focused, and will have a number of meaningful options available to us to generate shareholder value. Further, we believe Mitel shares are substantially undervalued and, as a result, we intend to implement a share buyback program in conjunction with a full evaluation of our capital structure. We are working with our Board and financial advisors and will announce details in the near-term.”

News Release

The sale of the Mobile division is expected to close in the first quarter of 2017, subject to obtaining necessary regulatory approvals and other customary closing conditions. The transaction is not subject to any financing condition. The cash proceeds from the sale will be used to pay down Mitel’s existing credit facility, reducing the company’s gross leverage ratio from 3.3x to 1.8x, and net leverage to 1.3x on a proforma basis. As a result of the divestiture, Mitel expects to record a significant write-down of goodwill relating to the transaction in the fourth quarter of 2016.

Mitel’s Board of Directors has approved the sale of the Mobile division as well as, subject to regulatory approval, a share buyback program pursuant to a normal course issuer bid under Canadian securities laws and in compliance with safe harbours under applicable U.S. securities laws. Proceeds from the sale of the Mobile division will not be used to repurchase Mitel shares.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 8:30 a.m. ET (5:30 a.m. PT) to discuss the divestiture of its Mobile Division. To access the conference call, dial 888-734-0328. Callers outside the U.S. and Canada should dial 678-894-3054. The conference ID is 39334514. The live webcast will be accessible on Mitel’s investor relations website at www.mitel.com. The call will be archived and available on this site for replay until 5:00 p.m. ET on Friday, January 13, 2017.

Forward Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the ability to recognize the anticipated benefits from the transaction (including repayment of the promissory note and the receipt of any distributions on the limited partnership units); the ability to obtain required regulatory approvals for the transaction and the timing of obtaining such approvals; the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; risks associated with the non-cash consideration to be received by Mitel; the impact to Mitel’s business that could result from the announcement of the

News Release

transaction; the anticipated size of the markets and continued demand for Mitel products and services; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Mitel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulatory authorities on February 29, 2016 and November 3, 2016, respectively. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in enterprise and mobile communications powering more than 2 billion business connections and 2 billion mobile subscribers every day, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and mobile carriers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 60 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

About Xura

Xura, Inc. offers a portfolio of digital services solutions that enable global communications across a variety of mobile devices and platforms. Xura helps communication service providers and enterprises navigate and monetize the digital ecosystem to create innovative, new experiences through its cloud-based offerings. Xura’s solutions touch more than three billion people through 350+ service providers and enterprises in 140+ countries. You can find more information at www.Xura.com.

Mitel Contact Information

Media – Americas Amy MacLeod 613-691-3317 amy.macleod@mitel.com	Media – EMEA/AP Duncan Miller +44 (0) 1291 612 646 duncan.miller@mitel.com

Investors Michael McCarthy 469-574-8134 michael.mccarthy@mitel.com	Industry Analysts Denise Hogberg 469-212-0434 denise.hogberg@mitel.com